EXHIBIT 10.2

4th AMENDMENT TO THE REFORMED MASTER SERVICES AGREEMENT

THIS 4th AMENDMENT TO THE REFORMED MASTER SERVICES AGREEMENT (“Amendment”) is made and entered into this 27th day of September, 2023 by and between ADT LLC (“ADT”) and Alarm.com Incorporated (“Supplier”).

WHEREAS, ADT and Supplier, have entered into that certain Reformed Master Services Agreement (dated August 19, 2016), as amended (“Agreement”), whereby Supplier has agreed to provide certain goods and/or services to ADT pursuant to the terms and conditions set forth in the Agreement; and

WHEREAS, ADT and Supplier wish to amend terms to the Agreement as set forth below.

NOW, THEREFORE, in consideration of the promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.ADT has informed Supplier it is in the process of divesting its ADT Commercial business unit (the “Divested Unit”). As part of such divestiture ADT has agreed to provide transitional services to the Divested Unit following the divestiture of the Divested Unit, including the continued receipt of the services and products provided by Supplier. Supplier hereby authorizes ADT to allow the Divested Unit to receive Supplier products and services as provided by ADT pursuant to the terms and conditions of the Agreement for so long as the Agreement remains in effect.

2.In the event the Divested Unit desires to have ADT transfer accounts to the Divested Unit or if the Divested Unit desires to create accounts directly with Supplier, then Divested Unit and Supplier will work together in good faith to negotiate a new agreement.

3.All other terms and conditions of the Agreement, except those expressly modified herein, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, which may be signed in one or more counterparts, which taken together shall constitute one and the same Amendment, as of the day and year first above written. The Parties may scan, fax, email, image, or otherwise convert this Amendment into an electronic format of any type or form, now known or developed in the future. Any unaltered or unadulterated copy of this Amendment produced from such an electronic format will be legally binding upon the parties and equivalent to the original for all purposes.

ADT LLC		Alarm.com Incorporated

By:	/s/ Sharad Bohra	By:	/s/ Danial Ramos
Name:	Sharad Bohra	Name:	Danial Ramos
Title:	SVP & Chief Supply Chain Officer	Title:	Senior Vice President

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